Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 26, 2024, (September 4, 2024, as to the retrospective adjustments applied to earnings per share described in Note 19) relating to the financial statements of Latam Logistic Properties, S.A. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche, S.A.

San José, Costa Rica

September 17, 2024